Exhibit 2.1

February 29, 2012

Latrobe Specialty Metals, Inc.

2626 Ligonier Street

Latrobe, PA 15650

Watermill-Toolrock Partners, L.P.

c/o Watermill Ventures

One Cranberry Hill

750 Marrett Road, Suite 401

Lexington, Massachusetts 02421

HHEP-Latrobe, L.P.

c/o Hicks Holdings LLC

100 Crescent Court, Suite 1200

Dallas, Texas 75201

Ladies and Gentlemen,

Reference is made to the Agreement and Plan of Merger by and among Latrobe Specialty Metals, Inc., Carpenter Technology Corporation, Hawke Acquisition Corp., HHEP-Latobe, L.P., as representative of the Hicks Equityholders and Watermill-Tool Rock Partners, L.P., as Representative of the Watermill Equityholders dated June 20, 2011 (as amended to date, the “Merger Agreement”). Capitalized terms not defined herein shall have the same meaning assigned to such terms in the Merger Agreement.

The parties desire to amend the Merger Agreement to (i) modify the definition of “Closing Date Share Value” and (ii) adjust the timing of certain deliveries to be made in connection with the Closing. Accordingly, the Merger Agreement is hereby amended as follows:

1.	The definition of “Closing Date Share Value” shall be replaced in its entirety with the following:

“Closing Date Share Value” means the average of the closing price of the Parent Common Stock reported by the New York Stock Exchange for the ten trading days ending on the fourth Business Day prior to the Closing Date.

2.	The definition of “Working Capital Measurement Time” shall be replaced in its entirety with the following:

“Working Capital Measurement Time” means 11:59 p.m. Eastern Time on the Closing Date.

3.	Notwithstanding the provisions of Section 2.9 of the Merger Agreement, all items to be delivered by the Company to Parent pursuant to Section 2.9 of the Merger Agreement, shall be delivered not later than one Business Day prior to Closing.

Except as amended hereby, all of the terms and provisions of the Merger Agreement shall remain in full force and effect.

[signature pages follow]

Exhibit 2.1

Sincerely,

CARPENTER TECHNOLOGY CORPORATION

By:	/s/ K. Douglas Ralph
	Name:	K. Douglas Ralph
	Title:	Senior Vice President – Finance and Chief Financial Officer

HAWKE ACQUISITION CORP.

By:	/s/ K. Douglas Ralph
	Name:	K. Douglas Ralph
	Title:	Vice President and Chief Financial Officer

Acknowledged and Agreed:

LATROBE SPECIALTY METALS, INC.

By:	/s/ Dale B. Mikus
	Name:	Dale B. Mikus
	Title:	Vice President and Chief Financial Officer

WATERMILL-TOOLROCK PARTNERS, L.P.

By:	/s/ Steven E. Karol
	Name:	Steven E. Karol
	Title:	Managing Member

HHEP-LATROBE, L.P.

By:	/s/ Lori K. McCutcheon
	Name:	Lori K. McCutcheon
	Title:	Vice President